Registration No.   333-205233

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

COMMUNITY SHORES BANK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Michigan	6022	38-3423227
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification Number)

1030 W. Norton Avenue

Muskegon, MI 49441

(231) 780-1800

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Heather D. Brolick

President and Chief Executive Officer

Community Shores Bank Corporation

1030 W. Norton Avenue

Muskegon, MI 49441

(231) 780-1800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Bradley J. Wyatt, Esq.

Dickinson Wright PLLC

350 South Main Street

Suite 300

Ann Arbor, Michigan 48104

(734) 623-1905

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Community Shores Bank Corporation (the “Company”) previously registered up to 2,568,627 shares of its common stock pursuant to the Registration Statement on Form S-1 (Registration No. 333-205233), filed with the Securities and Exchange Commission, which became effective on October 27, 2015. The Company reported it received subscriptions for 1,383,299 shares for gross proceeds of $3,527,412.45. The Rights Offering expired at 5:00 p.m., Eastern Time, on December 15, 2015. In accordance with the undertakings contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 1,185,328 shares of common stock that remained unsold in the Rights Offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on March 29, 2016.

COMMUNITY SHORES BANK CORPORATION

/s/ Heather D. Brolick
By: Heather D. Brolick
Its: President and Chief Executive Officer

NOTE: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.